Exhibit


                    CERTIFICATE OF FILING

     A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended June 30, 1997 was filed with the following:

Mary W. Cochran, Esq.         Norma K. Scogin, Esq.
Arkansas Public               Texas Attorney
Service Commission            General's Office
1000 Center Street            300 West 15th Street/10th Flr
Little Rock, AR  72201        Austin, TX  78701

Lawrence C. St. Blanc,        Sherry A. Quirk, Esq.
Secretary                     Verner, Liipfert, Bernhard,
Louisiana Public              McPherson and Hand
Service Commission            901 15th Street, NW/ Suite 700
Post Office Box 91154         Washington, DC  20005-2301
Baton Rouge, LA 70821-9154

William Bruce McKinley, Esq.  Frank Spencer, Esq.
Mississippi Public            Assistant Attorney General
Service Commission            Mississippi Attorney
Walter Sillers State          General's Office
Office Building               Post Office Box 22947
550 High Street / 19th Floor  Jackson, MS  39225
Jackson, MS  39215

George W. Fleming, Esq.       Mr. James Galloway,
Mississippi Public            Filing Clerk
Utilities Staff               Central Records - PUCT
Post Office Box 1174          7800 Shoal Creek Boulevard
Jackson, MS  39215            Suite 400N
                              Austin, TX  78757